UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2022

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street Floor 6
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 6, 2022, Adicet Bio, Inc. (“Adicet” or the “Company”) issued a press release titled “Adicet Bio Reports Emerging Data from ADI-001 Phase 1 Trial at the American Society of Clinical Oncology Annual Meeting,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 6, 2022, the Company issued a press release and presented on interim data from the Company’s Phase 1 study of ADI-001 for the potential treatment of relapsed or refractory B-cell Non-Hodgkin’s Lymphoma (NHL). Data highlights as of the May 31, 2022 data-cut date are as follows:

•
Of the eight evaluable patients, three received ADI-001 at dose level 1 (30 million CAR+ cells), three received ADI-001 at dose level 2 (100 million CAR+ cells) and two received ADI-001 at dose level 3 (300 million CAR+ cells). There are currently no patients with indolent lymphoma, such as follicular lymphoma, enrolled in the study.

•
Patients were heavily pretreated with a median number of prior therapies of 4 (range 2-5) and had a poor prognostic outlook as indicated by the median International Prognostic Index (IPI) score of 4 (range 2-5).

•
ADI-001 treatment demonstrated a 75% overall response rate (ORR) and complete response (CR) in the study across all dose levels. In dose levels 2 and 3 combined, ADI-001 demonstrated an 80% ORR and CR rate.

•
In three patients that previously relapsed after prior autologous anti-CD19 CAR T therapy, treatment with ADI-001 demonstrated 100% ORR and CR rate. These patients included a triple-hit high grade B-cell lymphoma patient with prior exposure to Liso-cel, as well as a DLBCL patient and a double-hit high grade B-cell lymphoma patient who had previously achieved a PR to Axi-cel.

•
Early data indicate encouraging durable anti-tumor responses with potential for dose related increase in durability. 50% (2 of 4) of evaluable patients with at least six months follow up remain cancer free.

•
Detection of circulating ADI-001 in the blood by flow cytometry indicated in vivo expansion and dose-related increase of ADI-001 exposure in patients.

•
ADI-001 was well tolerated in the study to date. There were no occurrences of dose-limiting toxicities, graft vs host disease (GvHD), or Grade 3 or higher Cytokine Release Syndrome (CRS) or immune effector cell-associated neurotoxicity syndrome (ICANS) reported. There were no infections associated with enhanced lymphodepletion (eLD).

Table 1: Summary of ADI-001 interim data from three dosing cohorts: *

Dose Level	Age/Sex	B-cell lymphoma subtypes	# prior lines of therapies	Time since ADI-001 initial dosing (months)	Prior CAR T?	BOR by Lugano Criteria 2014
DL 1 30 million CAR+ cells	62/F	Transformed DLBCL (from chronic lymphocytic leukemia)	5 prior lines	>6	No	PD
	66/F	Transformed high grade B-cell lymphoma (from follicular lymphoma)	4 prior lines	>6	No	CR
	75/M	Triple-hit high grade B-cell lymphoma	5 prior lines	>6	Yes	CR
DL 2 100 million CAR+ cells	62/M	Mantle cell lymphoma	5 prior lines	>6	No	CR
	45/M	Diffuse large B-cell lymphoma	3 prior lines	3-6	No	PD
	61/M	Diffuse large B-cell lymphoma	2 prior lines	3-6	No	CR
DL 3 300 million CAR+ cells	62/M	Double-hit high grade B-cell lymphoma	4 prior lines	3-6	Yes	CR
	64/F	Diffuse large B-cell lymphoma	4 prior lines	1-3	Yes	CR

*Efficacy-evaluable patients as of the May 31, 2022 data-cut date. Data are subject to further review and verification.

BOR= best overall response. PD=progressive disease.

Table 2: ADI-001 Preliminary Efficacy Data:

(Per protocol analysis, independent radiographic assessment using Lugano 2014)

	DL1 (3E7) (N=3)	DL2 (1E8) (N=3)	DL3 (3E8) (N=2)	Total (N=8)	Prior CD19 CAR-T (N=3)
ORR / BOR	67% (2/3)	67% (2/3)	100% (2/2)	75% (6/8)	100% (3/3)
CR, % (N)	67% (2/3)	67% (2/3)	100% (2/2)	75% (6/8)	100% (3/3)

*Efficacy-evaluable patients as of the May 31, 2022, data-cut date. Data are subject to further review and verification.

As of the May 31, 2022, data-cut date, of the six patients who achieved CR:

Dose level 1:

As previously disclosed, one patient administered ADI-001 in dose level 1, a 66-year-old female who had achieved a CR, developed COVID-19 related pneumonia approximately two and a half months after ADI-001 administration and later died of complications from it, unrelated to ADI-001. This patient was previously reported as a partial response (PR) by local radiological assessment and has been assessed as a CR by independent central reading.

One patient with triple-hit high grade B-cell lymphoma in dose level 1 who had relapsed following two prior treatments with autologous anti-CD19 CAR T therapy, had a CR after treatment with ADI-001. The patient developed a local skin relapse at four months, and was administered local radiotherapy. The skin lesion resolved with no systemic therapy provided to the patient. The patient continues to be cancer free seven and a half months following administration of ADI-001, as measured by a negative PET/CT scan.

Dose level 2:

Both patients administered ADI-001 in dose level 2 have ongoing CR. One patient has a CR beyond seven months and one patient has a CR beyond four and a half months.

Dose level 3:

Both patients administered ADI-001 in dose level 3 have ongoing CR with follow-up beyond three and one month, respectively.

In summary, 50% of evaluable patients with at least six months follow up (2 of 4) remain cancer free.

Table 3: ADI-001 Preliminary Safety Data in Efficacy-Evaluable Patients+

	DL1 (3E7) N=3		DL2 (1E8) N=3		DL3 (3E8) N=2		Total N=8
Adverse Event Types	All Grade N (%)	Gr ≥3 N (%)	All Grade N (%)	Gr ≥3 N (%)	All Grade N (%)	Gr ≥3 N (%)	All Grade N (%)	Gr ≥3 N (%)
CRS	2 (67%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	2 (25)	0 (0)
ICANS	0 (0%)	0 (0%)	1 (33%)	0 (0%)	0 (0%)	0 (0%)	1 (13)	0 (0)
GvHD	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0)	0 (0)
DLTs	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0)	0 (0)
Infection*	1(33%)	1(33%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	1 (13)	1 (13)
SAE - TEAE	1(33%)	1(33%)	1 (33%)	0 (0%)	0 (0%)	0 (0%)	2 (25)	1 (13)

+Safety assessment was performed using the Common Terminology Criteria for Adverse Events (v5) and the American Society for Transplantation and Cellular Therapy criteria. The two ADI-001-related adverse events of special interest (AESI) were a Grade 1 CRS at DL1 and a Grade 1 ICANS at DL2, which resolved within 24 hours without medical intervention; No DLTs or GvHD; No treatment discontinuations due to AEs; two patients administered standard lymphodepletion (sLD) and six patients eLD; There were no eLD-associated clinical infection.

*One patient in DL 1 who received sLD developed COVID-19 pneumonia later died of complications of it, unrelated to ADI-001.

Given the safety profile to date, the protocol was amended to include a new DL 4 (1E9 CAR+ cells) and a potential ADI-001 consolidation dosing at DL3 to finalize the recommended Phase 2 dose in the second half of 2022. The Company expects to backfill enrollment to DL3 with additional potential patients in the second half of 2022. The Company expects to provide at least one additional clinical update for the ADI-001 Phase 1 study in the second half of 2022. The Company will discuss with the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) the design of two pivotal intent studies and a potential path to support a Biologics License Application (BLA) and Marketing Authorization Application (MAA) for ADI-001 and initiate at least one potentially pivotal study in the first half of 2023.

Adicet has six additional internal gamma delta T cell therapy programs in preclinical development and plans one new investigational new drug application (IND) every 12-18 months, including one new IND in 2023.

The disclosure under this Item 8.01 contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet. These forward-looking statements include, but are not limited to, express or implied statements regarding: the potential safety, durability, tolerability and therapeutic effects of ADI-001, including the expected design, implementation, timing of success of ADI-0001; plans and timing for the release of additional clinical data from Adicet’s Phase 1 trial of ADI-001 in relapsed/refractory NHL patients; future progress of the GLEAN study, including ongoing patient enrollment; expectations regarding future regulatory filings for product candidates in the Company’s pipeline; the outcome of discussions with the FDA and EMA regarding the design of two pivotal studies and a BLA and MAA submission for ADI-001; and timing of a dose selection for the Phase 2 trial in the second half of 2022 and initiation of a potentially pivotal program in the first half of 2023.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to Adicet’s clinical trials, business operations and ability to raise additional capital; Adicet's ability to execute on its strategy, including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet's actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in Adicet's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the Securities and Exchange Commission. All disclosure under this Item 8.01 is as of the date of this Form 8-K, and Adicet undertakes no duty to update this information unless required by law.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Adicet Bio, Inc. on June 6, 2022, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADICET BIO, INC.

Date:	June 6, 2022	By:	/s/ Chen Schor
		Name: Title:	Chen Schor President and Chief Executive Officer